Form 8-K

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

  Pursuant to Section 13 or (15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 15, 1996  (June
28, 1996)

                            FORCENERGY INC
        (Exact name of registrant as specified in its charter)

Delaware                         0-26444                65-0429338
(State or other jurisdiction     (Commission           (IRS Employer
   of incorporation)             File Number)        Identification No.)


2730 SW 3rd Avenue, Suite 800, Miami, Florida  33129-2237
(Address of principal executive offices)

Registrant's telephone number, including area code     305-856-8500

                   Forcenergy Gas Exploration, Inc.
    (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

On June 28, 1996 the Company acquired certain producing oil and gas leasehold interests and related equipment located offshore United States of America in the Gulf of Mexico for a mutually agreed upon cash consideration of $6,873,000 from Amerada Hess Corporation. The transaction was funded through cash flow from operations and the Company's existing senior credit facility.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements -- The Company is presently considering the requirements to file financial statements and pro forma financial information specified by and pursuant to Regulation S-X, and if required, will file said statements and information within the 60-day period as provided by paragraph (a) (4) of Item 7 of Form 8-K.

(b) Exhibit 2 - Agreement for Purchase And Sale to be filed with form SE on July 16, 1996 under the temporary hardship exemption provision of Rule 201 of Regulation S-T.

                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FORCENERGY INC

Date:  July 15, 1996               E. JOSEPH GRADY
                                   -----------------------------------
                                   E. Joseph Grady
                                   Vice President - Chief
                                   Financial Officer